# LEASE

## Section I

## Parties

This Lease is made this 19 day of MARCH, 2007, by and between **DANIEL L. CANINO** of 132 Braintree Drive, Liverpool, New York, 13088, hereinafter called Lessor, and **GRIFFIN FILTERS LLC,** of 7088 Interstate Island Road, Syracuse, New York, 13209, hereinafter called Lessee.

## Section II

## Description of Leased Premises

Lessor leases to Lessee and Lessee hires from Lessor, the portion of the property located at 106 Metropolitan Drive, Liverpool, New York, 13088, consisting of Suite 1 together with the warehouse space designated on the sketch attached hereto as Exhibit 1. The total space is approximately ~~6,946~~6493 square feet. The Lessor shall have the right to use the overhead door located within the demised premises, and also an eight-foot wide corridor across the demised premises to get access to the overhead door. In turn, there will be an additional allocation of space (to the Lessee) of four (4) feet by thirty-nine (39) feet located four (4) feet from the front corner of the warehouse office. The Lessor will create a physical separation of the space to be leased from the remaining space. ~~The separation would be directly across from the front corner of the warehouse office to the left side of the window casing.~~

## Section III

## Term

The space is leased for a term to commence on April 1, 2007 and to end on March 30, 2012.

## Section IV

## Option to Renew

Lessee shall have the option to renew this lease for an additional five (5) year term with all terms and conditions to remain the same except for the annual rental, which shall continue to increase five (5%) percent per year as set forth in Section V. Lessee agrees to give written notice of exercising this option on or before December 15, 2011. Failure to give said written notice will constitute waiver of this option.

## Section V

## Section V

## Rent

The total annual rental for the first year of the term is Fifty Thousand Six Hundred Ninety-six and 00/100 Dollars ($50,696.00), payable in equal monthly installments of Four Thousand Two Hundred Twenty-four and 67/100 Dollars ($4,224.67), in advance, on the 1st day of each calendar month during the term. The first month's rent will be deposited with the Lessor upon execution of this Lease. The rent shall be increased annually by five (5%) percent, commencing April 1, 2008 and by an additional five (5%) percent each April 1st thereafter during the term and any extended term as set forth in Section IV.

## Section VI

## Holdover

In the event Lessee holds over without the written consent of the Lessor beyond the expiration of the term and/or any extension of the term, the rent shall be at the rate of one hundred fifty (150%) percent of the immediately preceding rent. This holdover rent shall not be pro rated and shall be payable on the 1st day of the month of the holdover and on the 1st day of every month thereafter.

## Section VII

## Use and Occupancy

Lessee shall use and occupy the premises for engineering, sales and parts distribution and for no other purpose.

## Section VIII

## Place for Payment of Rent

Lessee shall pay rent, and any additional rent as provided below, to Lessor at Lessor's above-stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction, or setoff.

## Section IX

## Care and Repair of Premises

Lessee shall commit no act of waste and shall take good care of the premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the

Griffin Filters LLC
106 Metropolitan Pk Dr - Suite 1
Rent Schedule

| | | Yearly Rent | Monthly Payment |
|---|---|---|---|
| Year One | 4/1/07 -3/31/08 | $ 50,696.00 | $ 4,224.67 |
| Year Two | 4/1/08-3-31-09 | $ 53,230.80 | $ 4,435.90 |
| Year Three | 4/1/09-3/31/10 | $ 55,892.34 | $ 4,657.70 |
| Year Four | 4/1/10-3/31/11 | $ 58,686.96 | $ 4,890.58 |
| Year Five | 4/1/11-3/31/12 | $ 61,621.30 | $ 5,135.11 |

OFF. 211.23 = APRIL -

As previously agreed each monthly rental payment is to include an additional amount of $200.00 for shared use of our trash & recycling containers.